Pacific Life Insurance Company
[P.O. Box 2378, Omaha, NE 68103-2378
or 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102
www.PacificLife.com
Contract Owners: (800) 722-4448
Registered Representatives: (877) 441-2357]	[Pacific Destinations O-Series] Individual Variable Annuity Application
NOTE: This application may only be used in the following states: [AL, AK, CO, GA, HI, IA, ID, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, OH, OK, PA, RI, SC, TN, TX, UT, VA, VT, WA, WI, WV, WY.]
1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)		Sex
John, Jim, Doe	01/01/1950		☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
123 Anystreet	Anytown, CA 10000	123-45-6789

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State	Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.
Information put here will be used for contract and registered representative appointment purposes.
ADDITIONAL ANNUITANT Not applicable for qualified contracts or contracts with non-natural owners. Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)		Sex
☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S) If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)		Sex
☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)	Birth Date (mo/day/yr)		Sex
☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE
☐ [Stepped-Up Death Benefit Owner(s) and Annuitant(s) must not be over age 75 at issue.
If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.]

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4. ELECTRONIC INFORMATION CONSENT

E-Mail address:

By providing the e-mail address above, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, reports, statements, immediate confirmations, privacy notice and other notices, and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically.
I confirm that I have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:
•	There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•	I must provide a current e-mail address and notify Pacific Life promptly when my e-mail address changes.

•	I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life.

•	I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•	For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)

•	Electronic delivery will be cancelled if e-mails are returned undeliverable.

•	This consent will remain in effect until I revoke it.
Pacific Life is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 722-4448 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.
5. TELEPHONE/ELECTRONIC AUTHORIZATION

☐ Yes	TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically.
If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.
6. HOUSEHOLDING By signing this application I consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.
☐ I elect NOT to participate in householding.
7. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 457, and qualified plans) or other non-natural owners, the beneficiary will be the owner listed on the application and information provided below will not be valid. Use Section 14, Special Requests, to provide additional beneficiary information.

Name (First, Middle, Last) Jane, Jill, Doe	Birth Date (mo/day/yr) 01/01/1950	☑ Primary ☐ Contingent	Relationship Spouse	SSN/TIN ###-##-####	Percentage 100%
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %

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8. CONTRACT TYPE Select ONE.

[ ☑ Non-Qualified[1,2]	☐ SIMPLE IRA[4]	☐ Roth IRA[3]	☐ 401(a)[6]

☐ IRA[3]	☐ SEP-IRA	☐ TSA/403(b)[5]	☐ 401(k)6 ]
[1 For trust-owned contracts, complete Trustee Certification and Disclosure. 2 For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement. 3 For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification. 4 Complete SIMPLE IRA Employer Information. 5 Complete TSA Certification. 6 Complete Qualified Plan Disclosure. ]
9. INITIAL PURCHASE PAYMENT [Make check payable to Pacific Life Insurance Company.]

9A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment.	9B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ 1035 exchange(s)/estimated transfer	$	☐ Transfer	$
☑ Amount enclosed	$25,000	☐ Rollover	$
		☐ Contribution	$ for tax year

10. REPLACEMENT
10A. EXISTING INSURANCE

☐ Yes ☑ No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)
10B. REPLACEMENT

☐ Yes ☑ No	Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

11. OPTIONAL RIDERS Subject to state availability. To qualify for [Automatic Income Builder or CoreIncome Advantage5 Plus rider] benefits, the entire contract value must stay invested in allowable allocation options Pacific Life makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA, Inherited Roth IRA, and Inherited TSA business.
[Guaranteed Minimum Withdrawal Benefit Select one.
☐	Automatic Income Builder Annuitant(s) must not be over age 85 at issue.
☐	CoreIncome Advantage5 Plus (Select One) If neither box below is checked, the single life optional rider will be issued.
☐ Single Life Annuitant(s) must not be over age 85 at issue.
☐ Joint Life Both spouses must not be over age 85 at issue. (Complete the beneficiary information in Section 7.) Available only if the Contract Type selected in Section 8 is Non-qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA, or TSA/403(b). Joint Owners must be spouses, if applicable. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. Complete the beneficiary information in Section 7. If this is a custodial-owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant.]
If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.

ICC11:25-1212	Page 3 of 6	[01/12

12. DOLLAR COST AVERAGING If elected, 100% of your initial investment will be allocated to the DCA Plus term unless you indicate a different percentage below. If you select a Custom Model in Section 16 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. If you select Asset Allocation Strategies or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus, use Section 14, Special Requests, or the [Transfers and Allocations form]. Additional investments will be allocated to the DCA Plus selection indicated below unless alternate instructions are on file or provided with the investment. Note: Only DCA Plus may be used with Custom Models.
[DCA Plus Term]

Select one:	[________%	of initial investment. Default will be 100% if not indicated or if a Custom Model is selected in Section 16.]
[☐ 6 months ☐ 12 months]

13. REBALANCING If you select a Custom Model in Section 16, rebalancing will be quarterly. Otherwise, Rebalancing is optional.
[☐ Quarterly      ☐ Semiannually      ☐ Annually]
14. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the Owner(s).

15. FRAUD NOTICE
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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16. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below and where applicable, if a selection was made in section 12, unless alternate instructions are on file or provided with the investment. IMPORTANT: To be eligible for an optional rider in Section 11, you must select ONE of the following options:
I.	Sample Portfolios: Select one portfolio. 100% of your investment will be allocated to the portfolio selected. [Note: The All Equity Sample Portfolio is not an available allocation option for use with Optional Riders in Section 11.]

II.	Asset Allocation Strategies (Category D): Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%. NOTE: [Portfolio Optimization Aggressive-Growth is not approved for investment if an Optional Rider is selected in Section 11.]

III.	Custom Models: For Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D, excluding [Portfolio Optimization Aggressive-Growth.]
If you want to select individual investments and are NOT choosing an optional rider in Section 11, you may indicate any combination of investments, excluding the [Sample Portfolios.] Allocations must total 100%.

[Sample		EDWARD JONES SAMPLE PORTFOLIOS Select only one.
Portfolios	☑ Balanced: Growth & Income	☐ Balanced Toward Growth	☐ Growth Focus	☐ All Equity
Select one: ☐ ASSET ALLOCATION STRATEGIES (CATEGORY D)   ☐ CUSTOM MODEL   ☐ INDIVIDUAL INVESTMENTS

	Franklin Templeton	Templeton Global Bond		PIMCO	Inflation Managed	____%
		Securities Fund	____%	T. Rowe Price	Short Duration Bond	____%
Category A	Lord Abbett	Total Return		Western Asset
Fixed-		Portfolio-VC	____%	Management	Diversified Bond	____%
Income	PAM	Cash Management	____%	Western Asset
Portfolios	PAM	High Yield Bond	____%	Management	Inflation Protected	____%
	PIMCO	Managed Bond	____%				____%Total

	Alger	Small-Cap Growth	____%	Janus	Focused 30	____%
	BlackRock	Capital Appreciation		Lazard	Mid-Cap Equity	____%
		V.I. Fund	____%	MFS	MFS Value Series	____%
Category B	BlackRock	Equity Index	____%	MFS	MFS Investors Growth
Domestic	BlackRock	Mid-Cap Value	____%		Stock Series	____%
Equity	BlackRock	Small-Cap Index	____%	Morgan Stanley	Mid-Cap Growth	____%
Portfolios	ClearBridge	Large-Cap Value	____%	NFJ	Small-Cap Value	____%
	Franklin/BlackRock	Small-Cap Equity	____%	Oppenheimer	Main Street® Core	____%
	Invesco	Comstock	____%	T. Rowe Price	Dividend Growth	____%
	Janus	Growth LT	____%	UBS	Large-Cap Growth	____%	____%Total

Category C	Batterymarch	International Small-Cap	____%	Lord Abbett	International Core Equity
International	Franklin Templeton	Mutual Global			Portfolio-VC	____%
Equity and		Discovery Securities		MFS	International Large-Cap	____%
Sector		Fund	____%	Morgan Stanley	Real Estate	____%
Portfolios	J.P. Morgan	International Value	____%	Oppenheimer	Emerging Markets	____%	____%Total

	Pacific Dynamix Conservative Growth		____%	AllianceBernstein VPS
	Pacific Dynamix Moderate Growth		____%	Balanced Wealth Strategy		____%
Category D	Pacific Dynamix Growth		____%	BlackRock Global Allocation V.I. Fund		____%
Asset	Portfolio Optimization Conservative		____%	Franklin Templeton VIP Founding Funds		____%
Allocation Strategies	Portfolio Optimization Moderate-Conservative		____%	GE Investments Total Return Fund		____%
	Portfolio Optimization Moderate		____%	MFS Total Return Series		____%
	Portfolio Optimization Growth		____%	PIMCO Global Multi-Asset Portfolio		____%
	Portfolio Optimization Aggressive-Growth*		____%				____%Total
____%Total
* Not available for investment if an Optional Rider is selected in Section 11.			CATEGORIES A — D MUST TOTAL 100%				]

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17. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life Insurance Company. I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including premium based charges and withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. I certify that all answers to questions and statements made on this application are to the best of my knowledge and belief. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
18. REGISTERED REPRESENTATIVE’S STATEMENT

18A. ☐ Yes ☑ No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)
18B. ☐ Yes ☑ No	Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?
If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 10B of this application. I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life.

Soliciting Registered Representative’s Signature	Print Registered Representative’s Full Name	Option
	Cindy Brown	[☑A ☐ B ☐ C ☐ D ]
Registered Representative’s Telephone Number (123) 456-7890	Registered Representative’s E-Mail Address cbrown@internet.net
Broker/Dealer’s Name	Brokerage Account Number (optional)
Brown & Associates, Inc.

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